Exhibit 99.1
CONTACT: ERIK G. BIRKERTS
Orion Energy Systems
(920) 482-1924
Victoria Paris
FD Ashton Partners
(312) 553-6715
Orion Energy Systems, Inc. Announces Approval of Share Repurchase Program
PLYMOUTH, WI, July 17, 2008 — Orion Energy Systems, Inc. (NASDAQ: OESX), a leading provider of energy management systems to the commercial and industrial sectors, today announced that its Board of Directors has approved a share repurchase program, authorizing the Company to repurchase in the aggregate up to $20 million of its outstanding common stock. Purchases by the Company under this program may be made from time to time in open market purchases, privately negotiated transactions, accelerated stock repurchase programs or otherwise, as determined by the Company’s management.
This program does not obligate the Company to acquire any particular amount of common stock. The pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for investments in the Company’s business, current stock price, market conditions and other factors. The share repurchase program may be suspended, modified or discontinued at any time and has no set expiration date.
Orion Energy Systems, Inc. (Nasdaq: OESX) is a leading power technology enterprise that designs, manufactures and implements energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, unpredictability and volatility of the price and volume of the Company’s common stock. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our website.
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